UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 01, 2012

Aclor International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	26-3613222
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2619 San Isidro Parkway Suite 201, Laredo, TX 78045
(Address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Since July 01, 2012, Aclor International, Inc (the “Company”) has had the following changes of the management:

On July 01, 2012, Chi Cheng Gung (Curtis Gung) resigned from all positions he held in Aclor International, Inc (the “Company”), including board director, President, Chief Executive Officer and Acting Chief Financial Officer. Kuo Cheng Yang (Peter Yang) resigned from the position of Chief Operating Officer of the Company.  Pi Chu Chiu (Midori Chiu) resigned from the position of the board director of the Company.

On July 01, 2012, Chung-Hsin Wu (Forth Wu) was appointed board director, Chief Financial Officer and Treasurer of the Board of Director of the Company.  Shang-Chai Kung was appointed board director and Chief Executive Officer of the Company.

On October 29, 2012, Chung-Hsin Wu (Forth Wu) resigned from all positions he held in the Company, including  board director, Chief Financial Officer and Treasurer of the Board of Director of the Company. Shang-Chai Kung resigned from the position of Chief Executive Officer of the Company.

On October 29, 2012, Jue-Chih Chuang was appointed board director, Chief Executive Officer, Chief Financial Officer and Treasurer of the Board of Director of the Company.

Therefore, since October 29, 2012, the management of the Company consists of:

Jue-Chih Chuang, board director, Chief Executive Officer, Chief Financial Officer and Treasurer of the Board of Director.

Shang-Chai Kung, board director.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized..

Aclor International, Inc.

Date: March 18, 2013	By:	/s/ Jue-Chih Chuang
Jue-Chih Chuang Director, Chief Executive Officer, Chief Financial Officer, Treasurer